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                                                                   EXHIBIT 10.18

                                   NAB BANK
                              SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement"), dated June 6, 1996, by and between NAB BANK formerly known as New Asia Bank ("Bank"), with its principal place of business at 222 West Cermak Road, Chicago, Illinois 60616 and CONTINENTAL CAPITAL CORPORATION, formerly known as PlanCapital U.S.A., Inc., Club America, Inc. and Lexington Capital Corp., a Colorado corporation having its principal place of business at 8950 Fullbright Avenue, Chatsworth, California 91311, (the "Borrower"), has reference to the following facts and circumstances:

     WHEREAS, on August 28, 1995, Borrower executed and delivered to Bank, among other things, that certain security agreement (as amended from time to time the "Original Agreement") whereby Borrower granted a security interest in favor of Bank to secure certain loans made by Bank to Borrower;

     WHEREAS, Borrower and Bank now wish to redefine and restructure the terms and conditions of their lending relationship and wish to substitute, replace and amend the Original Agreement with this Agreement; and

     WHEREAS, pursuant to Borrower's request, Bank, in the event it accepts this Agreement in writing, will lend monies to Borrower pursuant hereto.

     NOW, THEREFORE, in consideration of the promises set forth herein, Borrower agrees to borrow monies from Bank, and Bank agrees to lend monies to Borrower, upon the following terms and conditions.

                           1.  DEFINITIONS AND TERMS

     1.1  For purposes of this Agreement, the following definitions shall apply:

     (a) "Borrower's Liabilities": all obligations and liabilities of Borrower to Bank (including without limitation all debts, claims, and indebtedness) whether primary, secondary, direct, contingent, fixed, joint and several or otherwise, heretofore now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement or the "Other Agreements" (hereinafter defined), or by oral agreement or operation of law or otherwise, including, without limitation, the debt evidenced by Borrower's Secured Note/Adjustable Rate date of even date herewith in the amount of $380,000.00 (the "Term Note") and all substitutions, replacements, renewals and amendments thereto.

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     (b)  "Other Agreements": All agreements, instruments and documents, including without limitation guaranties, mortgages, deeds of trust, loan agreements, notes, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by or on behalf of Borrower and delivered to Bank, including, without limitation, the Term Note.

     1.2 Except as otherwise defined in this Agreement or the Other Agreements, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefor (if any) in the Uniform Commercial Code of the State of Illinois.


                                2.  COLLATERAL

     2.1 To secure the prompt payment to Bank of Borrower's Liabilities and the prompt, full and faithful performance by Borrower of all of the provisions to be kept, observed or performed by Borrower under this Agreement and/or the Other Agreements, Borrower grants to Bank a Uniform Commercial Code security interest in and to, and collaterally assigns to Bank, all of Borrower's property, wherever located, whether now or hereafter acquired, existing, owned, licensed, leased (to the extent of Borrower's ownership interest therein) and/or arising, including without limitation all of Borrower's:

     (a) Accounts and accounts receivable, including, without limitation, any and all now existing or hereafter arising rights to payment or amounts due Borrower in the form of obligations or receivables from whatever source for services rendered or products sold or leased, whether or not such right has been earned by performance and specifically including all payments due to Borrower under any leases relating to Borrower's Inventory ("Inventory Leases");

     (b) General Intangibles (including, without limitation, patents, copyrights, trademarks, trade names, trade secrets and also including all goodwill of the business associated with such);

     (c) Chattel Paper, contract rights, leases (including Inventory Leases), leasehold interests, letters of credit and certificates of deposit;

     (d)  certificated and uncertificated securities;

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                                   NAB Bank
                              Security Agreement

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     (e)  Goods, including without limitation all its Consumer Goods, machinery,
          Equipment, Farm Products, Fixtures and Inventory (including without limitation goods held by Borrower for sale or lease or furnished by Borrower under any contracts of service or held by Borrower as raw materials, work in progress or material used or consumed in a business);

     (f)  Documents and Instruments;

     (g) liens, guaranties and other rights and privileges pertaining to any of the Collateral;

     (h) monies, reserves, deposits, deposit accounts and interest or dividends thereon, cash or cash equivalents;

     (i) all property now or at any time or times hereafter in the possession or under the control of Bank or its bailee;

     (j) all accessions to the foregoing and all substitutions, renewals, improvements and replacements of and additions to the foregoing;

     (k) all books, records and computer records in any way relating to the property herein described; and

     (l) all products, Proceeds, rents, issues, profits and returns of the foregoing, including without limitation proceeds of insurance policies insuring the foregoing.

     All of the foregoing shall be individually and collectively referred to as the "Collateral". Borrower shall make appropriate entries upon its financial statements and its books and records disclosing Bank's security interest in the Collateral.

     2.2 All of Borrower's Liabilities shall constitute one loan secured by Bank's security interest in the Collateral and by all other security interests, liens, claims and encumbrances heretofore, now and/or from time to time hereafter granted by Borrower to Bank.

     2.3 Borrower shall execute and deliver to Bank, at the request of Bank, all agreements, instruments and documents (the "Supplemental Documentation") that Bank may reasonably request, in form and substance acceptable to Bank, to perfect and maintain

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                                   NAB Bank
                              Security Agreement
perfected Bank's security interest in the Collateral and to consummate the transactions contemplated in or by this Agreement of the Other Agreements. Borrower agrees that a carbon, photographic or photostatic copy, or other reproduction, of this Agreement or of any financing statement, shall be sufficient as a financing statement.

     2.4 Bank (or its authorized agents) shall have the right, at any time during Borrower's usual business hours, to inspect the Collateral and all related records (and the premises upon which it is located) and to verify the amount and condition of or any other matter relating to the Collateral. Borrower shall pay the costs of all such field inspections and verifications.

     2.5 Borrower warrants and represents to and covenants with Bank that the offices and/or locations where Borrower keeps the Collateral are specified at the end of this Section 2.5 and (except for sales of Collateral authorized hereunder) Borrower shall not remove such Collateral therefrom and shall not keep any of such Collateral at any other office or location unless Borrower gives Bank written notice thereof at least thirty days prior thereto and the same is within the continental United States of America. The addresses specified at the end of this Section 2.5 designate Borrower's chief executive offices, chief places of business and Borrower's other offices and places of business. Borrower, by written notice delivered to Bank at least thirty days prior thereto, shall advise Bank of Borrower's opening of any new office or place of business or its closing of any existing office or place of business and any new office or place of business shall be within the continental United States of America. Locations of Collateral, Borrower's principal place of business and all other offices and places of business:

                            8950 Fullbright Avenue
                         Chatsworth, California 91311


     2.6 Bank, in its sole and absolute discretion, may, at any time or times hereafter but shall be under no obligation, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any person or entity against the Collateral.

     2.7 Immediately upon Borrower's receipt of that portion of the Collateral evidenced by an agreement, Instrument and/or Document ("Special Collateral"), Borrower shall mark the same to show that such Special Collateral is subject to a security interest in favor of Bank and shall deliver the original thereof to Bank, together with appropriate endorsement and/or specific evidence of assignment (in form and substance acceptable to Bank) thereof to Bank.

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                                   NAB Bank
                              Security Agreement

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     2.8   In no event shall Borrower make any sale, transfer or other disposition of any of the Collateral except in the ordinary course of its business and as authorized in a writing executed by Bank and delivered to Borrower. No such authorization given by Bank to sell any specified portion of Collateral or any items thereof, and no waiver by Bank in connection therewith shall establish a custom or constitute a waiver of the prohibition contained in this Agreement against such sales, with respect to any portion of the Collateral or any item thereof not covered by said authorization.

     2.9 Regardless of the adequacy of any collateral securing Borrower's Liabilities hereunder, any deposits or other sums at any time credited by or payable or due from Bank to Borrower, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of Borrower in the possession or control of Bank or its bailee for any purpose may at any time be reduced to cash and applied by Bank to or setoff by Bank against Borrower's Liabilities hereunder.

     2.10 The security interests granted under this Agreement shall be in addition to any and all security interests, liens and pledges made by Borrower in favor of Bank prior to the date hereof including those made in the Original Agreement or in any agreement executed in connection with the Original Agreement (collectively "Prior Security Interests"). Borrower hereby agrees that, notwithstanding the execution of this Agreement and the Other Agreements, the Prior Security Interests shall also secure the repayment of Borrower's Liabilities and such Prior Security Interest shall be governed, administered and enforced in accordance with the terms and provisions of this Agreement.

     2.11 Borrower agrees, within seven (7) days of receipt of a written request from Bank, to purchase and collaterally assign to Bank life insurance policies (the "Life Policies") on such principal officers of Borrower as Bank may reasonably request. The purchase and assignment to Bank of the life policies shall be additional Collateral and security for the repayment of Borrower's Liabilities. If Bank elects to request the purchase and assignment of the Life Policies, Borrower agrees to execute all documents which Bank or the applicable life insurance company deems necessary to effectuate the purchase and assignment of the Life Policies including, without limitation a form collateral assignment of insurance policy. Bank's decision to request the purchase and assignment of the Life Policies may be made at any time, whether or not an "Event of Default" (as defined below) shall have occurred and without reference to the status of Borrower's performance of Borrower's Liabilities. Borrower's failure to comply with this paragraph shall be an Event of Default under this Agreement.

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                                   NAB Bank
                              Security Agreement

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      3.  WARRANTIES, REPRESENTATIONS AND COVENANTS: INSURANCE AND TAXES

     3.1 Borrower, at its sole cost and expense, shall keep and maintain; (a) the Collateral insured for the full insurable value against all hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses; and (b) business interruption insurance and insurance for public liability and property damage relating to Borrower's ownership and use of its assets. All such policies of insurance shall be in form, with insurers and in such amounts as is satisfactory to Bank and shall contain a standard form lender's loss payable clause. Borrower shall deliver to Bank the original (or certified) copy of each policy of insurance, or a certificate of insurance, and evidence of payment of all premiums for each such policy. Such policies of insurance (except those of public liability and product liability) shall contain a standard form lender's loss payable clause, in form and substance acceptable to Bank, showing loss payable to Bank and shall provide that: (1) the insurance companies will give Bank at least thirty days written notice before any such policy or policies of insurance shall be altered or cancelled; and (2) no act or default of Borrower or any other person or entity shall affect the right of Bank to recover under such policy or policies of insurance in case of loss or damage. Borrower hereby directs all insurers under such policies of insurance (except those of public liability and product liability) to pay all proceeds payable thereunder directly to Bank and hereby authorize Bank to make, settle and adjust claims under such policies of insurance and endorse the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance.

     3.2 Borrower shall pay promptly, when due, all taxes (including any employment, income, sales, use, ad valorem or real estate taxes), levies, assessments, charges, liens, claims or encumbrances imposed by any federal, state or local agency, body or department upon Borrower, Borrower's business, assets, income or receipts and shall not permit the same remain delinquent, and will promptly discharge the same.

            4.  WARRANTIES, REPRESENTATIONS AND COVENANTS: GENERAL

     4.1   Affirmative Covenants, Representations and Warranties.  Borrower
           -----------------------------------------------------
represents and warrants to and covenants with Bank that:

     (a) Borrower has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and Other Agreements:


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                                   NAB Bank
                              Security Agreement

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     (b)   the execution, delivery and/or performance by Borrower of this
           Agreement and Other Agreements shall not constitute a violation of any applicable law or a breach of any provision contained in Borrower's Articles of Incorporation, By-Laws, or similar document, or contained in any agreement, instrument or document to which Borrower is now or hereafter a party or by which it is or may be bound;

     (c) Borrower has and at all times hereunder shall have good, indefeasible and merchantable title to and ownership of the Collateral (including, without limitation the Inventory) free and clear of all liens, claims, security interests and encumbrances except those of Bank;

     (d) Borrower is now and at all times hereafter, shall be solvent and generally paying its debts as they mature and Borrower now owns and shall at all times hereafter own property which, at a fair valuation, is greater than the sum of its debts;

     (e) Borrower is not now and will not be during the term hereof in violation of any applicable federal, state or local statute, regulation or ordinance, in any respect materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise;

     (f) Borrower is not in default with respect to any indenture, loan agreement, mortgage, deed or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound;

     (g) the security interest Borrower hereby grants to Bank in any Collateral is and will remain a first priority lien;

     (h) any financial statements or other financial information heretofore, now or hereafter delivered by Borrower to Bank in connection with the loan(s) or with this Agreement shall fairly and accurately present the financial condition and results of operations of the Borrower as of and for the period ending on the date as of which such financial statements or other financial information is dated and have been or will be prepared in accordance with Generally Accepted Accounting Principles ("GAAP") consistently applied;

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                                   NAB Bank
                              Security Agreement
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     (i)  since the date of the financial statements of the Borrower most recently furnished to the Bank, there has been no material adverse change in the financial condition, results of operations, business or assets of the Borrower;

     (j) Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado;

     (k) Borrower has all powers and all governmental licenses, authorization and consents required to carry on its business as now conducted or as proposed to be conducted and Borrower has made all filings required under applicable law including those required by the Securities and Exchange Commission;

     (l) Borrower has duly qualified and is in good standing and is authorized to do business in all jurisdictions where failure to do so would have a material adverse change in the financial condition, results of operations, business or assets of Borrower or cause Borrower to be unable to perform any of its material obligations hereunder;

     (m) Borrower is not a defendant in any pending litigation in which the amount claimed due from Borrower is in excess of $1,000.00, nor is Borrower a defendant in any litigation in which equitable relief of any nature is sought against Borrower. Borrower is not aware of any threatened, but not yet filed litigation in which Borrower would be joined as a defendant.

     4.2  Negative Covenants, Representations and Warranties.  Borrower warrants
          --------------------------------------------------
and represents to and covenants with Bank that Borrower shall not, without Bank's prior written consent thereto:

     (a) assign, sell or transfer any of the Collateral outside of the ordinary course of Borrower's business;

     (b) grant a security interest in, or allow a lien, claim or encumbrance upon any of the Collateral;

     (c) enter into any transaction not in the ordinary course of business which materially and adversely affects the Collateral or Borrower's ability to repay Borrower's Liabilities or Indebtedness;

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                                   NAB Bank
                              Security Agreement

     (d) other than as specifically permitted in or contemplated by this Agreement, encumber, pledge, mortgage, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation or otherwise, any of Borrower's assets.

     4.3   Reporting Requirements.  Borrower represents and warrants to and
           ----------------------
covenants with Bank that Borrower shall furnish to Bank, in a form acceptable to Bank in its sole discretion:

     (a) as soon as available but not later than ninety (90) days after the close of each fiscal year of Borrower, the financial statements of Borrower, prepared in accordance with GAAP, consistently applied and audited by a certified public accountant acceptable to Bank;

     (b) as soon as available but no later than thirty (30) days after filing, copies of all reports submitted to the Securities and Exchange Commission;

     (c) such other data and information (financial and otherwise) as Bank may reasonably request from time to time.

     4.4 Borrower represents and warrants to and covenants with Bank that it will not, without giving 30 days prior written notice to Bank: (1) change its corporate name or place of incorporation; (2) make any material change in its corporate structure or its principal officers or management; or (3) make any material change in its ownership or make any material acquisition of or investment in another entity.

     4.5   Environmental Conditions.   Borrower agrees not to cause or permit
           ------------------------
any toxic or hazardous substance or waste, or underground storage tanks, or any other pollutants which could be detrimental to any real property controlled, occupied or utilized by Borrower ("Premises"), to human health, or to the environment, or that would violate any local, state or federal laws or regulations (collectively, "Environmental Conditions") to be present on or affect the Premises. Borrower warrants and represents that no Environmental Conditions exist on the Premises as of the date of this Agreement. If Borrower determines that Environmental Conditions either do or may exist at the Premises, upon demand, Borrower shall take at its own expense any and all measures necessary to eliminate the Environmental Condition. If at any time Environmental Conditions are present or affect the Premises, Borrower agrees to indemnify, defend, and save Bank, its successors and assigns, harmless, from and against any liability, loss, cost, damage or expense (including, without limitation, attorneys' fees and expenses) arising from the imposition or recording of a lien, the incurrence of any clean-up and removal costs under any hazardous waste, environmental protection,

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                                   NAB Bank
                              Security Agreement
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spill compensation, clean air and water, or other local, state or federal laws
(collectively, the "Environmental Laws") with respect to the Premises, or to any other real or personal property owned by Borrower, or liability to any third party in connection with any violation of the Environmental Laws or other action by Borrower or its agents. Borrower has made a physical investigation of its Premises, and no Environmental Conditions are present on or affect the Premises.


                                  5. DEFAULT


     5.1 The occurrence of any one of the following events shall constitute a default ("Event of Default") by Borrower under this Agreement:

     (a) if Borrower fails to pay any of Borrower's Liabilities when due and payable or properly declared due and payable and such payment is not made within five (5) days of the original due date;

     (b) if Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Agreement or in the Other Agreements, which is required to be performed, kept or observed by Borrower;

     (c) if Bank demands payment under any demand note executed by Borrower and delivered to Bank and payment is not received;

     (d) if the Collateral or any other of Borrower's assets are attached, seized, subjected to a writ of distress warrant, or are levied upon, or become subject to any lien, or come within the possession of any receiver, conservator, trustee, custodian or assignee for the benefit of creditors;

     (e) if Borrower becomes insolvent or generally fails to pay, or admits its inability to pay, debts as they become due;

     (f) if a petition under Title 11, United States Code or any similar law or regulation shall be filed by Borrower, or if Borrower shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by Borrower for its dissolution or liquidation;

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                                   NAB Bank
                              Security Agreement
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     (g)  if a petition under Title 11, United States Code or any similar law or regulation shall be filed against Borrower, or if a case or proceeding is filed against Borrower for its dissolution or liquidation;

     (h) if Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs;

     (i) if a notice of lien, levy or assessment is filed of record or given to Borrower with respect to all or any of Borrower's assets by any federal, state or local department agency;

     (j) if a contribution failure occurs with respect to any pension plan maintained by Borrower or any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or controlled group of trades or business (as described in Section 414(b) and (c) of the Internal Revenue Code of 1986 or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sufficient to give rise to a lien under Section 302(f) of ERISA;

     (k) if Borrower is in default in the payment or performance of any material obligation, indebtedness or other liability to any third party and such default is not cured within any cure period specified in any agreement or instrument governing the same;

     (l) if any material statement, report or certificate made or delivered to Bank by Borrower, any of Borrower's officers, employees or agents, or any guarantor of Borrower's Liabilities is not true and correct;

     (m) any material adverse change in the financial condition, operations, business or assets of Borrower and Borrower shall fail to remedy such within ten (10) days of being served with written notice from Bank;

     (n) the occurrence of a default or Event of Default under any agreement, instrument and/or document executed and delivered by Borrower to Bank, including but not limited to the Other Agreements which is not cured by Borrower within any applicable cure period set forth in any such agreement, instrument and/or document;

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                                   NAB Bank
                              Security Agreement

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     (o)  the occurrence of a default or event of default under any guaranty relating to Borrower's Liabilities or under any agreement, instrument and/or document executed and delivered to Bank by any guarantor of Borrower's Liabilities; or

     (p)  the reasonable insecurity of Bank.

     Borrower will advise Bank promptly, in reasonable detail: (i) of any material change in the composition of the Collateral or of any event which would have a material adverse effect on the Collateral and (ii) of the occurrence of any event which, after any notice and passage of any cure period, may become an Event of Default.

     5.2 Upon an Event of Default, which after any required notice is not cured within any applicable grace period, Bank may declare Borrower's Liabilities due and payable immediately.

     5.3 Upon an Event of Default, Bank, in its sole and absolute discretion, may exercise any one or more of the rights and remedies accruing to it under (a) this Agreement; (b) the Other Agreements; (c) the Uniform Commercial Code of the relevant state; and/or (d) any other applicable law upon default by a debtor.

     5.4 Upon the occurrence of an Event of Default, Bank shall have the right without notice thereof to Borrower: (a) to notify any or all obligors of any Accounts and Special Collateral that the Accounts and Special Collateral have been assigned to Bank and the Bank has a security interest therein; (b) to direct such obligors to make all payments due from them to Borrower upon the Accounts and Special Collateral directly to Bank; and (c) to enforce payment of and collect, by legal proceedings or otherwise, the Accounts and Special Collateral in the name of Bank and Borrower.

     5.5 Upon an Event of Default, Borrower shall receive, as the sole and exclusive property of Bank and as trustee for Bank, all monies, checks, notes, drafts and all other payment for and/or proceeds of Collateral which come into the possession or under the control of Borrower and immediately upon receipt thereof, Borrower shall remit the same (or cause the same to be remitted), in kind, to Bank or at Bank's direction.

     5.6 Upon an Event of Default, Bank, now or at any time or times thereafter, in its sole and absolute discretion, may take control of, in any manner, and may endorse Borrower's name to any of the items of payment or proceeds described in Paragraph 5.5 above and shall apply the same to and on account of Borrower's Liabilities.

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                                   NAB Bank
                              Security Agreement

     5.7 Upon an Event of Default, Borrower, immediately upon demand by Bank, shall assemble the Collateral and make it available to Bank at a place or places to be designated by Bank which is reasonably convenient to Bank and Borrower. Borrower recognizes that in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or the Other Agreements, no remedy of law will provide adequate relief to Bank and agrees that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     5.8 All of Bank's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

     5.9 Any notice required to be given by Bank of a sale, lease, other disposition of the Collateral or any other intended action by Bank, deposited in the United States mail, postage prepaid and duly addressed to Borrower at the address specified at the beginning of this Agreement not less than fourteen (14) days prior to such proposed action, shall constitute commercially reasonable and fair notice to Borrower thereof.

     5.10 Upon an Event of Default, Borrower agrees that Bank may, if Bank deems it reasonable, postpone or adjourn any such sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Borrower agrees that Bank has no obligation to preserve rights against prior parties to the Collateral. Further, to the extent permitted by law, Borrower waives and releases any cause of action and claim against Bank as a result of Bank's possession, collection or sale of the Collateral, any liability or penalty for failure of Bank to comply with any requirement imposed on Bank relating to notice of sale, holding of sale or reporting of sale of the Collateral, and any right of redemption from such sale.


                                  6. GENERAL

     6.1 Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of Borrower's Liabilities and Borrower agrees that Bank shall have the continuing exclusive right to apply and re-apply any and all such payments in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records.

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                                   NAB Bank
                              Security Agreement

     6.2 This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and Bank. This Agreement and Other Agreements shall be binding upon and inure to the benefit of the heirs, representatives, successor and assigns of Borrower and Bank.

     6.3 The terms and provisions of this Agreement and the Other Agreements shall supersede any prior agreement or understanding of the parties hereto, and contain the entire agreement of the parties hereto with respect to the matters covered hereby. Except as limited herein, this Agreement and the Other Agreements shall supersede, replace, substitute and amend the Original Agreement and all other agreements executed in connection therewith. Notwithstanding the foregoing and as referenced in Section 2.10 hereof, all Prior Security Interests shall continue to be effective and shall also secure the repayment of Borrower's Liabilities. For all other purposes, the terms and provisions of this Agreement and the Other Agreement shall control in the event they conflict with the terms and provisions of Original Agreement and the other agreements executed in connection therewith.

     6.4 No waiver, estoppel, discharge or change of this Agreement, any instrument related thereto, and the Other Agreements shall be valid unless the same is in writing and signed by the party against which the enforcement of such waiver, estoppel, discharge or change is sought.

     6.5 If any provision of this Agreement or the Other Agreements or the application thereof to any person, entity or circumstance is held invalid or enforceable, the remainder of this Agreement and the Other Agreements and the application of such provision to other persons, entities or circumstances will not be affected thereby and the provision of this Agreement and the Other Agreements shall be severable in any such instance.

     6.6 This Agreement shall continue in full force and effect so long as any portion or component of Borrower's Liabilities shall be outstanding. Should a claim ("Recovery Claim") be made upon the Bank at any time for recovery of any amount received by the Bank in payment of Borrower's Liabilities (whether received from Borrower or otherwise) and should the Bank repay all or part of said amount by reason of (1) any judgment, decree or order of any court or administrative body having jurisdiction over Bank or any of its property; or (2) any settlement or compromise of any such Recovery Claim effected by the Bank with the claimant (including Borrower), this Agreement and the security interests granted Bank hereunder shall continue in effect with respect to the amount so repaid to the same extent as if such amount had never originally been received by the Bank, notwithstanding any prior termination of this Agreement, the return of this Agreement to

                                   NAB Bank
                              Security Agreement

Borrower, or the cancellation of any note or other instrument evidencing Borrower's Liabilities.

     6.7 Bank's failure to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default by Borrower under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or the Other Agreements and no Event of Default by Borrower under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is by an instrument in writing signed by an officer of Bank and directed to Borrower specifying such suspension or waiver.

     6.8 Except as otherwise specifically provided in this Agreement, Borrower waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any and all agreements, instruments or documents at any time held by Bank on which Borrower may in any way be liable.

     6.9 Borrower hereby appoints Bank as Borrower's agent and attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any agreement, instrument or document which Bank may deem necessary or advisable to accomplish the purposes hereof which appointment is irrevocable and coupled with an interest. All monies paid for the purposes herein, and all costs, fees and expenses paid or incurred in connection therewith, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand.

     6.10 Except as otherwise specifically provided in this Agreement, Borrower waives any and all notice or demand which Borrower might be entitled to receive by virtue or any applicable statute or law, and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any and all agreements, instruments or documents at any time held by Bank on which Borrower may in any way be liable.

                                   NAB Bank
                              Security Agreement

     6.11 Whenever a notice is required or permitted to be given under this Agreement or the Other Agreements, it shall be in writing and either delivered personally, or sent via certified mail, return receipt requested. Notice sent via certified mail shall be deemed given two (2) days after such notice is sent. Notice served by hand delivery shall be deemed served on the day delivered. Notice shall be delivered or sent to the following addresses unless either party gives notice to the other of a change in such address:

            To Bank:             NAB Bank
                                 222 West Cermak Road
                                 Chicago, Illinois 60616
                                 Attn: Loan Department

            With a copy to:      Smith Lodge & Schneider Chartered
                                 55 West Monroe Street
                                 Suite 1800
                                 Chicago, Illinois 60603
                                 Attn: Thomas G. Jaros

            To Borrower:         Continental Capital Corporation
                                 8950 Fullbright Avenue
                                 Chatsworth, California 91311
                                 Attn: Chief Executive Officer

     6.12 This Agreement and the Other Agreements, shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law and in all other respects.

     6.13 If at anytime or times hereafter whether or not Borrower's Liabilities are outstanding at such time, Bank, in its reasonable discretion:

     (a) employs counsel for advice or other representation (i) with respect to the Collateral, this Agreement, the Other Agreements or the administration of Borrower's Liabilities, (ii) to represent Bank in any litigation, arbitration, contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, arbitration, contest, dispute, suit or proceeding (whether instituted by Bank, Borrower or any other person or entity) in any way or respect relating to the Collateral, this Agreement, the Other Agreements, or Borrower's affairs, or (iii) to enforce

                                   NAB Bank
                              Security Agreement
             any rights of Bank against Borrower or any other person or entity which may be obligated to Bank by virtue of this Agreement or the Other Agreements;

     (b) takes any action with respect to administration of Borrower's Liabilities or to protect, collect, sell, liquidate or otherwise dispose of the Collateral; and/or

     (c) attempts to or enforces any of Bank's rights or remedies under this Agreement or the Other Agreements, including without limitation, Bank's rights or remedies with respect to the Collateral,

then, the reasonable cost and expenses incurred by Bank in any manner or way with respect to the foregoing, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand. Fees and expenses incurred by Bank in collecting any judgment which may be entered on account of this Note shall also be paid by Borrower. The obligation of Borrower set forth in this paragraph 6.13 shall be continuing and shall not be merged into any judgment entered based upon this Agreement. Borrower shall be able to review, without the right to alter, legal bills incurred in connection with the foregoing as they become available.

     Notwithstanding the foregoing, Borrower hereby also agrees to pay concurrent with the execution of this Agreement: (i) a fee of $2,700.00 to Bank for the initial funding of the Term Note; and (ii) all of Bank's costs and expenses incurred in connection with the preparation and documentation of the loans to be made pursuant hereto, including the Bank's attorney's fees and costs. Bank shall be under no obligation to make the loans contemplated by this Agreement until such time as those fees and expenses are paid.

     6.15 Borrower releases Bank from any and all causes of action or claims, which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from:

     (a) any failure of Bank to protect, enforce or collect in whole or in part any of the Collateral except for Bank's willful misconduct;

     (b) Bank's notification to any person or entity of Bank's security interests in the Collateral;

     (c) Bank's directing any person or entity to pay any sums owing to Borrower directly to Bank; and

                                   NAB Bank
                              Security Agreement

     (d) any other act or omission to act on the part of Bank, its officers, agents or employees, except for willful misconduct.

     6.16    Forum Selection.  BORROWER AND BANK IRREVOCABLY AGREE THAT, ALL
             ---------------
ACTIONS OR PROCEEDINGS IN AN WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. BORROWER AND BANK HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. BORROWER AND BANK HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT.

                              Acknowledged by Borrower:
                                                       ------------------------

     6.17    Jury Waiver.  BORROWER AND BANK HEREBY IRREVOCABLY WAIVE ANY RIGHT
             -----------
TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING: (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER AGREEMENTS, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR
(II) ARISING FROM ANY DISPUTE OR CONTROVERSY ARISING IN CONNECTION WITH OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS, OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREE THAT ANY SUCH ACTION, SUIT, COUNTERCLAIM OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                              Acknowledged by Borrower:
                                                       ------------------------

                      [signature page follows as page 19]

                                   NAB Bank
                              Security Agreement

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

                                  BORROWER:
                                  CONTINENTAL CAPITAL CORPORATION, a
                                    Colorado corporation


                                  By:
                                     ---------------------------------
                                       Name:   Milton J. Wilpon
                                       Title:  Chief Executive Officer


                                  ACCEPTANCE

     Accepted this         day of June, 1996, at Bank's principal place of
                  ---------
business in the City of Chicago, State of Illinois.

                                  BANK:
                                  NAB BANK


                                  By:
                                     ---------------------------------
                                  Name:
                                       -------------------------------
                                  Title:
                                        ------------------------------

Subscribed and sworn
before me this     day
              -----
of June, 1996.


- ------------------
Notary Public

                                   NAB Bank
                              Security Agreement